UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2009 (October 28, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

 Item 2.03                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2009, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Behringer Harvard NOHO, LLC, a wholly owned subsidiary of Behringer Harvard Multifamily OP I LP, our operating partnership, entered into a Multifamily Note and a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (collectively, the “Loan Documents”) with Red Mortgage Capital, Inc., an unaffiliated entity, as lender (“Red Mortgage,” and its assigns, the “Lender”), to borrow $51.3 million (the “Loan”).  The proceeds of the Loan are to be used to finance a 438-unit multifamily community known generally as The Gallery at NoHo Commons (the “NoHo Commons”) located at 5416 Fair Avenue, Los Angeles, California.

The Loan bears interest at an annual rate of 4.72%, is amortized over an 84-month term with monthly interest-only payments and matures on November 1, 2016.  We have the right to prepay the outstanding amount of the Loan with the payment of a prepayment penalty.

The Loan is secured by a first mortgage lien on the assets of NoHo Commons including the land, fixtures, improvements, contracts, leases, rents, and reserves.  The Loan Documents contain customary affirmative, negative, and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Loan Documents.

The information set forth above with respect to the Loan Documents does not purport to be complete in scope and is qualified in its entirety by the full text of the Loan Documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: November 2, 2009	By:	/s/ Howard S. Garfield
Howard S. Garfield
Chief Financial Officer, Chief Accounting Officer and Treasurer